UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2005

Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	0-14714	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2005, Astec Industries, Inc. (the "Company") entered into an Amended and Restated Shareholder Protection Rights Agreement pursuant to which Mellon Investor Services LLC will serve as Rights Agent (the "Amended and Restated Rights Agreement"). The Amended and Restated Rights Agreement, among other things, extends the expiration date of the Rights Agreement from December 22, 2005 to December 22, 2015 and changes the purchase price from $36.00 to $72.00.

The foregoing description of the Amended and Restated Rights Agreement is a general description only and is qualified in its entirety by reference to Exhibit 4.1 hereto, the contents of which are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

          The following exhibit is furnished herewith:

Exhibit Number	Description

4.1	Amended and Restated Shareholder Protection Rights Agreement, dated as of December 22, 2005, by and between the Company and Mellon Investor Services LLC, as Rights Agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTEC INDUSTRIES, INC.

Date: December 22, 2005	By: /s/ J. Don Brock
J. Don Brock Chairman of the Board and President (Principal Executive Officer)

EXHIBIT INDEX

4.1	Amended and Restated Shareholder Protection Rights Agreement, dated as of December 22, 2005, by and between the Company and Mellon Investor Services LLC, as Rights Agent.